UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     August 24, 2005

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 2.02. Results of Operations and Financial Condition

Brown-Forman Corporation issued a press release today, August 24, 2005 reporting results of its operations for the fiscal quarter ended July 31, 2005. A copy of this Brown-Forman Corporation press release is attached hereto as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated August 24, 2005



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   August 24, 2005                    By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and
                                                Assistant Corporate Secretary



Exhibit Index
99.1 Press Release, dated August 24, 2005, issued by Brown-Forman Corporation, reporting results of operations for the fiscal quarter ended July 31, 2005.

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN EARNINGS FROM CONTINUING OPERATIONS UP SHARPLY IN THE FIRST QUARTER

Louisville, KY, August 24, 2005 - Brown-Forman Corporation today reported diluted earnings from continuing operations of $0.71 per share for the first quarter ended July 31, 2005, an increase of 46% over the $0.49 per share for the same period last year. All financial and statistical information included in this press release reflects the continuing operations of the Company's businesses for all periods presented unless otherwise indicated.

Continuing Operations

Earnings growth was driven by continued strong consumer demand for the Company's premium global brands -- Jack Daniel's Tennessee Whiskey, Southern Comfort, and Finlandia Vodka. Volumes of Jack Daniel's, the Company's leading brand, grew to over 8 million nine-liter cases on a twelve month basis, up 9% when compared to the prior twelve month period. The Company's quarterly results were favorably affected by a net increase in global trade inventories and consideration received from the buyout of the Company's distribution rights for the
Glenmorangie family of brands, while the prior year's first quarter results benefited from profits associated with a new product introduction. Adjusting the quarterly results for these items, earnings per share from continuing operations grew approximately 19% over the prior year period.

Diluted EPS Growth from Continuing Operations                            46%

   Net increase in global trade inventories                             (21%)
   Consideration from sale of Glenmorangie distribution rights          (14%)
   Absence of profits from new product introduction in prior year         8%

Adjusted EPS Growth from Continuing Operations                           19%(1)

Revenue and gross profit increased 14% and 20%, respectively, for the quarter. Growth was driven by higher volumes and improved margins for Jack Daniel's, Finlandia, and Southern Comfort. Additionally, improving volume trends for several of the Company's mid-priced wine and spirits brands, coupled with volume and profit growth from the Company's developing brand portfolio, contributed to the robust results. Advertising and promotion investments were up $11 million, or 17%, as the Company continued its strategy of consistent and significant investment behind its premium brands. SG&A expenses increased $14 million, or 14%, reflecting increased pension expenses, legal and transaction advisory fees, and expenses associated with new distribution agreements in Europe.

Discontinued Operations

On July 21, 2005, the Company announced that it had agreed to sell substantially all of the assets and liabilities of Lenox, Incorporated to Department 56, Inc. for $190 million. This transaction has received regulatory approval and is expected to close during the Company's second quarter. As a result, the Company has reported the operations of Lenox, including the assets not being sold to Department 56, as discontinued operations in its financial statements. In the first quarter ended July 31, the Company reported a net loss from discontinued operations of $48 million, or $0.38 per share, versus a net loss of $9 million, or $0.07 per share, for the same prior year period. The loss recorded in the quarter includes a previously-disclosed impairment charge and fees related to the transaction of approximately $0.32 per share. Excluding these items, results from discontinued operations improved slightly over the prior year.

--------
(1) Management believes that disclosing this measure of earnings per share is important because it more accurately reflects the underlying operations of the Company.

Outlook for Continuing Operations

Chief Executive Officer Paul Varga commented, "First quarter results were strong and reflect the benefits from the consistent brand building we've done with our portfolio in an environment that is conducive to our investments. We remain encouraged about our growth prospects, and for the full fiscal year, we expect earnings in the range of $2.70 to $2.80 per share from continuing operations."

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:
This news release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

 - changes in general economic conditions, particularly in the United States where we earn the majority of our profits;
 - a strengthening U.S. dollar against foreign currencies, especially the British Pound;
 - reduced bar, restaurant, hotel and travel business in wake of other terrorist attacks, such as occurred in September, 2001 in the U.S. and in July, 2005 in London.
 - developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our advertising causes illegal consumption of alcohol by those under the legal drinking age, or other attempts to limit alcohol marketing, through either litigation or regulation;
 - a dramatic change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;
 - tax increases, whether at the federal or state level;
 - increases in the price of grain and grapes;
 - continued depressed retail prices and margins in our wine business because of our excess wine inventories, existing grape contract obligations, and a world-wide oversupply of grapes.

                            Brown-Forman Corporation
                        Consolidated Statements of Income
                 (Dollars in millions, except per share amounts)

                                       Three Months Ended
                                            July 31,
                                      2004           2005         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                         $481.3         $547.5          14%
   Gross profit                       253.4          303.0          20%
   Advertising expenses                61.6           72.3          17%
   Selling, general, and
    administrative expenses            96.3          110.3          14%
   Other expense (income), net         (0.4)         (13.7)
      Operating income                 95.9          134.1          40%
   Interest expense, net                4.9            2.6
      Income before income taxes       91.0          131.5          44%
   Income taxes                        31.2           43.6
      Net income                       59.8           87.9          47%

   Earnings Per Share:
      Basic                            0.49           0.72          47%
      Diluted                          0.49           0.71          46%


DISCONTINUING OPERATIONS
   Net loss                           $(8.6)        $(47.6)         47%

   Loss Per Share:
      Basic                           (0.07)         (0.39)         47%
      Diluted                         (0.07)         (0.38)         46%


TOTAL COMPANY
   Net income                         $51.2          $40.3         (21%)

   Earnings Per Share:
      Basic                            0.42           0.33         (21%)
      Diluted                          0.42           0.33         (22%)

                            Brown-Forman Corporation
                      Condensed Consolidated Balance Sheets
                              (Dollars in millions)

                                                  April 30,            July 31,
                                                    2005                 2005
                                                 --------              --------
Assets:
Cash and cash equivalents                        $  294.9              $  265.3
Accounts receivable, net                            295.9                 321.0
Inventories                                         469.9                 488.0
Current assets held for sale                        157.6                 176.6
Other current assets                                 96.9                  89.4
                                                  -------               -------
     Total current assets                         1,315.2               1,340.3

Property, plant, and equipment, net                 417.9                 414.2
Trademarks and brand names                          334.2                 331.5
Goodwill                                            192.7                 188.5
Noncurrent assets held for sale                     217.9                 182.4
Other assets                                        171.2                 167.3
                                                  -------               -------
     Total assets                                $2,649.1              $2,624.2
                                                  =======               =======

Liabilities:
Accounts payable and accrued expenses            $  264.2              $  227.1
Accrued income taxes                                 41.9                  75.1
Dividends payable                                     --                   29.9
Current portion of long-term debt                   279.3                 249.3
Current liabilities held for sale                    52.7                  63.8
                                                  -------               -------
     Total current liabilities                      638.1                 645.2

Long-term debt                                      351.5                 351.6
Deferred income taxes                               157.8                 155.2
Accrued postretirement benefits                      77.6                  79.4
Noncurrent liabilities held for sale                 82.9                  84.7
Other liabilities                                    31.2                  18.4
                                                  -------               -------
     Total liabilities                            1,339.1               1,334.5

Stockholders' equity                              1,310.0               1,289.7
                                                  -------               -------

Total liabilities and stockholders' equity       $2,649.1              $2,624.2
                                                  =======               =======

                            Brown-Forman Corporation
                 Condensed Consolidated Statements of Cash Flows
                              (Dollars in millions)

                                                          Three Months Ended
                                                               July 31,
                                                        2004              2005
                                                       ------            ------
Cash provided by operating activities                   $79.2             $33.7

Cash flows from investing activities:
   Additions to property, plant, and equipment           (9.3)             (8.6)
   Other                                                 (0.4)             (0.5)
                                                       -------           -------
         Cash used for investing activities              (9.7)             (9.1)

Cash flows from financing activities:
   Net decrease in debt                                 (33.0)            (30.0)
   Dividends paid                                       (25.9)            (29.9)
   Other                                                  5.7               5.7
                                                       -------           -------
         Cash used for financing activities             (53.2)            (54.2)
                                                       -------           -------

Net increase (decrease) in cash and cash equivalents     16.3             (29.6)

Cash and cash equivalents, beginning of period           67.7             294.9
                                                       -------           -------
Cash and cash equivalents, end of period                $84.0            $265.3
                                                       =======           =======

                            Brown-Forman Corporation
                           Continuing Operations Only
                            Supplemental Information
                 (Dollars in millions, except per share amounts)


                                                        Three Months Ended
                                                             July 31,
                                                    2004                  2005
                                                   ------                ------

Depreciation and amortization                       $10.2                 $10.7

Excise taxes                                        $82.0                 $97.7

Effective tax rate                                  34.3%                 33.2%

Cash dividends paid per common share              $0.2125               $0.245

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                        121,693               121,945
   - Diluted                                      122,414               123,161


These figures have been prepared in accordance with the company's customary accounting practices.